
                                                                    Exhibit 2.5

              MASTER TRADEMARK OWNERSHIP AND LICENSE AGREEMENT

                                   BETWEEN

                              3COM CORPORATION

                               AND PALM, INC.





                      Effective as of February 26, 2000
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                MASTER TRADEMARK OWNERSHIP AND LICENSE AGREEMENT

                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS.................................................................................................1

         1.1      AUTHORIZED DEALERS..................................................................................1
         1.2      COLLATERAL MATERIALS................................................................................1
         1.3      CORPORATE IDENTITY MATERIALS........................................................................1
         1.4      DISTRIBUTION DATE...................................................................................2
         1.5      LICENSED MARKS......................................................................................2
         1.6      MAINTENANCE CONTRACTS...............................................................................2
         1.7      MARK................................................................................................2
         1.8      MASTER SEPARATION AND DISTRIBUTION AGREEMENT........................................................2
         1.9      PALM BUSINESS.......................................................................................2
         1.10     PALM BUSINESS MARKS.................................................................................2
         1.11     PALM BUSINESS MARKS DATABASE........................................................................2
         1.12     PALM BUSINESS PRODUCTS..............................................................................2
         1.13     PERSON..............................................................................................2
         1.14     QUALITY STANDARDS...................................................................................3
         1.15     SELL................................................................................................3
         1.16     SEPARATION DATE.....................................................................................3
         1.17     SUBSIDIARY..........................................................................................3
         1.18     THIRD PARTY.........................................................................................3
         1.19     TRADEMARK USAGE GUIDELINES..........................................................................3

ARTICLE 2 OWNERSHIP...................................................................................................3

         2.1      OWNERSHIP OF PALM BUSINESS MARKS....................................................................3
         2.2      PRIOR GRANTS........................................................................................4
         2.3      ASSIGNMENT DISCLAIMER...............................................................................4

ARTICLE 3 LICENSES....................................................................................................4

         3.1      LICENSE GRANT.......................................................................................4
         3.2      LICENSE RESTRICTIONS................................................................................4
         3.3      LICENSEE UNDERTAKINGS...............................................................................5
         3.4      NON-TRADEMARK USE...................................................................................5
         3.5      RESERVATION OF RIGHTS...............................................................................5
         3.6      THIRD PARTY LICENSES................................................................................6

ARTICLE 4 PERMITTED SUBLICENSES.......................................................................................6

         4.1      SUBLICENSES.........................................................................................6
         4.2      AUTHORIZED DEALERS'USE OF MARKS.....................................................................6
         4.3      ENFORCEMENT OF AGREEMENTS...........................................................................6


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                              TABLE OF CONTENTS
                                 (continued)

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ARTICLE 5 TRADEMARK USAGE GUIDELINES..................................................................................7

         5.1      TRADEMARK USAGE GUIDELINES..........................................................................7
         5.2      TRADEMARK REVIEWS...................................................................................7

ARTICLE 6 TRADEMARK USAGE GUIDELINE ENFORCEMENT.......................................................................7

         6.1      INITIAL CURE PERIOD.................................................................................7
         6.2      SECOND CURE PERIOD..................................................................................7
         6.3      FINAL CURE PERIOD...................................................................................8

ARTICLE 7 QUALITY STANDARDS...........................................................................................8

         7.1      GENERAL.............................................................................................8
         7.2      QUALITY STANDARDS...................................................................................8
         7.3      QUALITY CONTROL REVIEWS.............................................................................8
         7.4      PRODUCT DISCONTINUATION.............................................................................8

ARTICLE 8 QUALITY STANDARD ENFORCEMENT................................................................................9

         8.1      INITIAL CURE PERIOD.................................................................................9
         8.2      SECOND CURE PERIOD..................................................................................9
         8.3      FINAL CURE PERIOD...................................................................................9

ARTICLE 9 PROTECTION OF LICENSED MARKS................................................................................9

         9.1      OWNERSHIP AND RIGHTS................................................................................9
         9.2      PROTECTION OF MARKS.................................................................................9
         9.3      SIMILAR MARKS......................................................................................10
         9.4      INFRINGEMENT PROCEEDINGS...........................................................................10

ARTICLE 10 TERMINATION...............................................................................................11

         10.1     TERM...............................................................................................11
         10.2     VOLUNTARY TERMINATION..............................................................................11
         10.3     SURVIVAL...........................................................................................11
         10.4     OTHER TERMINATION..................................................................................11

ARTICLE 11 DISPUTE RESOLUTION........................................................................................11

         11.1     MEDIATION..........................................................................................11
         11.2     ARBITRATION........................................................................................11
         11.3     COURT ACTION.......................................................................................12
         11.4     CONTINUITY OF SERVICE AND PERFORMANCE..............................................................12


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                              TABLE OF CONTENTS
                                 (continued)

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ARTICLE 12 LIMITATION OF LIABILITY...................................................................................12


ARTICLE 13 MISCELLANEOUS PROVISIONS..................................................................................13

         13.1     DISCLAIMER.........................................................................................13
         13.2     NO IMPLIED LICENSES................................................................................13
         13.3     INFRINGEMENT SUITS.................................................................................13
         13.4     NO OTHER OBLIGATIONS...............................................................................13
         13.5     ENTIRE AGREEMENT...................................................................................13
         13.6     GOVERNING LAW......................................................................................14
         13.7     DESCRIPTIVE HEADINGS...............................................................................14
         13.8     NOTICES............................................................................................14
         13.9     NONASSIGNABILITY...................................................................................15
         13.10    SEVERABILITY.......................................................................................15
         13.11    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE..............................................15
         13.12    AMENDMENT..........................................................................................15
         13.13    COUNTERPARTS.......................................................................................15


EXHIBIT A: LICENSED MARKS

                MASTER TRADEMARK OWNERSHIP AND LICENSE AGREEMENT


         This Master Trademark Ownership and License Agreement (the "Agreement") is effective as of February 26, 2000 (the "Effective Date"), between 3Com Corporation, a Delaware corporation ("3Com"), having an office at 5400 Bayfront Plaza, Santa Clara, California, 95052 and Palm, Inc., a Delaware corporation ("Palm"), having an office at 5470 Great America Parkway, Santa Clara, California, 95052.

         WHEREAS, the Board of Directors of 3Com has determined that it is in the best interest of 3Com and its stockholders to separate 3Com's existing businesses into two independent businesses;

         WHEREAS, as part of the foregoing, 3Com and Palm's predecessor, Palm Computing, Inc., a California Corporation, have entered into a Master Separation and Distribution Agreement (as defined below) which provides, among other things, for the separation of certain Palm assets and Palm liabilities, the initial public offering of Palm stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

         WHEREAS, the parties desire that 3Com assign and transfer to Palm the Palm Business Marks (as defined below); and

         WHEREAS, the parties further desire that 3Com license the Licensed Marks (as defined below) to Palm after the separation of the Palm businesses.

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For the purpose of this Agreement, the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

         1.1 AUTHORIZED DEALERS. "Authorized Dealers" means any distributor, dealer, OEM customer, VAR customer, VAD customer, systems integrator or other agent that on or after the Separation Date is authorized to market, advertise, sell, lease, rent, service or otherwise offer Palm Business Products. Palm will provide 3Com a list of the then current Authorized Dealers within a reasonable period after 3Com's request.

         1.2 COLLATERAL MATERIALS. "Collateral Materials" means all packaging, tags, labels, advertising, promotions, display fixtures, instructions, warranties and other materials of any and all types associated with the Palm Business Products that are marked with at least one of the Licensed Marks.

         1.3 CORPORATE IDENTITY MATERIALS. "Corporate Identity Materials" means materials that are not products or product-related and that Palm may now or hereafter use to communicate its identity, including, by way of example and without limitation, business cards, letterhead, stationery, paper stock and other supplies, and signage on real property and buildings.

         1.4 DISTRIBUTION DATE. "Distribution Date" has the meaning set forth in the Master Separation and Distribution Agreement.

         1.5 LICENSED MARKS. "Licensed Marks" means the Marks set forth on Exhibit A hereto.

         1.6 MAINTENANCE CONTRACTS. "Maintenance Contracts" means agreements pursuant to which Palm, its Subsidiaries or its or their Authorized Dealers or their designees provide repair and maintenance services (whether preventive, diagnostic, remedial, warranty or non-warranty) in connection with Palm Business Products, including without limitation agreements entered into by 3Com prior to the Separation Date and assigned to Palm pursuant to the Master Separation and Distribution Agreement or the Ancillary Agreements (as such term is defined in the Master Separation and Distribution Agreement).

         1.7 MARK. "Mark" means any trademark, service mark, trade name, domain name, and the like, or other word, name, symbol or device, or any combination thereof, used or intended to be used by a Person to identify and distinguish the products or services of that Person from the products or services of others and to indicate the source of such goods or services, including without limitation all registrations and applications therefor throughout the world and all common law and other rights therein throughout the world.

         1.8 MASTER SEPARATION AND DISTRIBUTION AGREEMENT. "Master Separation and Distribution Agreement" means the Master Separation and Distribution Agreement between the parties.

         1.9 PALM BUSINESS. "Palm Business" means the business and operations of Palm.

         1.10 PALM BUSINESS MARKS. "Palm Business Marks" means the mutually agreed Marks listed in the Palm Business Marks Database.

         1.11 PALM BUSINESS MARKS DATABASE. "Palm Business Marks Database" means the mutually agreed Palm Business Marks Database as of the Separation Date, as it may be updated by the parties upon mutual agreement to add additional Marks as of the Separation Date.

         1.12 PALM BUSINESS PRODUCTS means any and all products of the Palm Business commercially released prior to the Separation Date.

         1.13 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

         1.14 QUALITY STANDARDS. "Quality Standards" means standards of quality applicable to the Palm Business Products, as in use immediately prior to the Separation Date, unless otherwise communicated in writing by 3Com from time to time.

         1.15 SELL. To "Sell" a product means to sell, transfer, lease or otherwise dispose of a product. "Sale" and "Sold" have the corollary meanings ascribed thereto.

         1.16 SEPARATION DATE. "Separation Date" means 12:01 a.m., Pacific Time, February 26, 2000, or such other date as may be fixed by the Board of Directors of 3Com.

         1.17 SUBSIDIARY. "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person. For purposes of this Agreement, Palm shall be deemed not to be a subsidiary of 3Com.

         1.18 THIRD PARTY. "Third Party" means a Person other than 3Com and its Subsidiaries and Palm and its Subsidiaries.

         1.19 TRADEMARK USAGE GUIDELINES. "Trademark Usage Guidelines" means the guidelines for proper usage of the Licensed Marks, as in use immediately prior to the Separation Date, as such guidelines may be revised and updated in writing by 3Com from time to time.

                                    ARTICLE 2
                                    OWNERSHIP

         2.1 OWNERSHIP OF PALM BUSINESS MARKS. The parties agree that Palm hereby retains ownership of all right, title and interest in and to the Palm Business Marks. Subject to Sections 2.2 and 2.3 below, to the extent that any Palm Business Marks are registered in 3Com's name anywhere in the world, or to the extent that 3Com otherwise has any ownership rights in and to the Palm Business Marks or any goodwill therein, 3Com hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Palm, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Palm Business Marks, including all goodwill of the Palm Business appurtenant thereto, to be held and enjoyed by Palm, its successors and assigns. 3Com further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Palm all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Palm Business Marks. 3Com will, without demanding any further consideration therefor, at the request and expense of Palm (except for the value of the time of 3Com employees), do (and to cause its Subsidiaries to
do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting Palm's rights to such Palm Business Marks consistent with 3Com's general business practice as of the Separation Date, including but not limited to execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Palm or the relevant governmental or other authorities for each Mark in all jurisdictions in which 3Com owns rights thereto.

         2.2 PRIOR GRANTS. Palm acknowledges and agrees that the foregoing assignment is subject to any and all licenses or other rights that may have been granted by 3Com or its Subsidiaries with respect to the Palm Business Marks prior to the Separation Date. 3Com shall respond to reasonable inquiries from Palm regarding any such prior grants.

         2.3 ASSIGNMENT DISCLAIMER. PALM ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS-IS," QUITCLAIM BASIS AND THAT NEITHER 3COM NOR ANY SUBSIDIARY OF 3COM HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

                                    ARTICLE 3
                                    LICENSES

         3.1 LICENSE GRANT. 3Com grants (and agrees to cause its appropriate Subsidiaries to grant) to Palm a personal, irrevocable, nonexclusive, worldwide, fully-paid and non-transferable (except as set forth in Section 13.9) license to use the Licensed Marks on the Palm Business Products and in connection with the Sale and offer for Sale of Palm Business Products (or, in the case of Palm Business Products in the form of software, in connection with licensing of Palm Business Products) and to use the Licensed Marks in the advertisement and promotion of such Palm Business Products.

         3.2  LICENSE RESTRICTIONS.

                  (a) Palm may not make any use whatsoever, in whole or in part, of the Licensed Marks, or any other Mark owned by 3Com, in connection with Palm's corporate, doing business as, or fictitious name, or on Corporate Identity Materials without the prior written consent of 3Com, except as expressly set forth in this Section 3.2(a) or in Section 3.4 below. Notwithstanding the foregoing, Palm may use any business cards, letterhead, stationery, paper stock and other supplies, and the like throughout their useful life in connection with the conduct of the Palm Business, to the extent that, as of the Separation Date, they are in use, in inventory or on order.

                  (b) Palm may not use any Licensed Mark in direct association with another Mark such that the two Marks appear to be a single Mark or in any other composite manner with any Marks of Palm or any Third Party (other than the Palm Business Marks as permitted herein).

                  (c) In all respects, Palm's usage of the Licensed Marks pursuant to the license granted hereunder shall be in a manner consistent with the high standards, reputation and prestige represented by the Licensed Marks, and any usage by Palm that is inconsistent with the foregoing shall be deemed to be outside the scope of the license granted hereunder. As a condition to the license granted hereunder, Palm shall at all times present, position and promote the Palm Business Products marked with one or more of the Licensed Marks in a manner consistent with the high standards and prestige represented by the Licensed Marks.

         3.3 LICENSEE UNDERTAKINGS. As a condition to the licenses granted hereunder, Palm undertakes to 3Com that:

                  (a) Palm shall not use the Licensed Marks (or any other Mark of 3Com) in any manner which is deceptive or misleading, which ridicules or is derogatory to the Licensed Marks, or which compromises or reflects unfavorably upon the goodwill, good name, reputation or image of 3Com or the Licensed Marks, or which might jeopardize or limit 3Com's proprietary interest therein.

                  (b) Palm shall not use the Licensed Marks in connection with any products or services other than the Palm Business Products.

                  (c) Palm shall not (i) misrepresent to any Person the scope of its authority under this Agreement, (ii) incur or authorize any expenses or liabilities chargeable to 3Com, or (iii) take any actions that would impose upon 3Com any obligation or liability to a Third Party other than obligations under this Agreement, or other obligations which 3Com expressly approves in writing for Palm to incur on its behalf.

                  (d) All press releases and corporate advertising and promotions that embody the Licensed Marks and messages conveyed thereby shall be consistent with the high standards and prestige represented by the Licensed Marks.

         3.4 NON-TRADEMARK USE. Each party may make appropriate and truthful references to the other party and the other party's products and technology.

         3.5 RESERVATION OF RIGHTS. Except as otherwise expressly provided in this Agreement, 3Com shall retain all rights in and to the Licensed Marks, including without limitation:

                  (a) All rights of ownership in and to the Licensed Marks;

                  (b) The right to use (including the right of 3Com's Subsidiaries to use) the Licensed Marks, either alone or in combination with other Marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Palm Business products; and

                  (c) The right to license Third Parties to use the Licensed Marks.

         3.6 THIRD PARTY LICENSES. 3Com agrees that it and its Subsidiaries will not license or transfer the Licensed Marks to Third Parties (other than to and among Subsidiaries or Joint Ventures (as defined below) of 3Com) for use in connection with products or services which compete with Palm Business Products that are listed on a mutually agreed Palm corporate price list as of the Distribution Date until two (2) years after the Separation Date. Such restriction shall be binding on any successors and assigns of the Licensed Marks. As used in this Section 3.6, "Joint Venture" means a corporation or other organization whether incorporated or unincorporated of which at least fifth percent (50%) of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by 3Com.

                                    ARTICLE 4
                              PERMITTED SUBLICENSES

         4.1 SUBLICENSES

                  (a) SUBLICENSES TO SUBSIDIARIES. Subject to the terms and conditions of this Agreement, including all applicable Quality Standards and Trademark Usage Guidelines and other restrictions in this Agreement, Palm may grant sublicenses to its Subsidiaries to use the Licensed Marks in accordance with the license grant in Section 3.1 above; provided, that (i) Palm enters into a written sublicense agreement with each such Subsidiary sublicensee, and (ii) such agreement does not include the right to grant further sublicenses other than, in the case of a sublicensed Subsidiary of Palm, to another Subsidiary of Palm. Palm shall provide copies of such written sublicense agreements to 3Com upon request. If Palm grants any sublicense rights pursuant to this Section 4.1(a) and any such sublicensed Subsidiary ceases to be a Subsidiary, then the sublicense granted to such Subsidiary pursuant to this Section 4.1(a) shall terminate 180 days from the date of such cessation.

         4.2 AUTHORIZED DEALERS' USE OF MARKS. Subject to the terms and conditions of this Agreement, including all applicable Quality Standards and Trademark Usage Guidelines and other restrictions in this Agreement, Palm (and those Subsidiaries sublicensed to use the Licensed Marks pursuant to Section 4.1) may allow Authorized Dealers to, and may allow such Authorized Dealers to allow other Authorized Dealers to, use the Licensed Marks in the advertisement and promotion of Palm Business Products Sold by such Authorized Dealers.

         4.3 ENFORCEMENT OF AGREEMENTS. Palm shall take all appropriate measures at Palm's expense promptly and diligently to enforce the terms of any sublicense agreement or other agreement with any Subsidiary or Authorized Dealer, or of any existing agreement with any Authorized Dealer, and shall restrain any such Subsidiary or Authorized Dealer from violating such terms, including without limitation
(i) monitoring the Subsidiaries' and Authorized Dealers' compliance with the relevant Trademark Usage Guidelines and Quality Standards and causing any noncomplying Subsidiary or Authorized Dealer promptly to remedy any failure,
(ii) terminating such agreement and/or (iii) commencing legal action, in each case, using a standard of care consistent with 3Com's practices as of the Separation Date. In the event that 3Com determines that Palm has failed promptly and diligently to enforce the terms of any such agreement using such standard of care, 3Com reserves the right to enforce such terms, and Palm shall reimburse 3Com for its fully allocated direct costs and expenses incurred in enforcing such agreement, plus all out-of-pocket costs and expenses, plus five percent (5%).

                                    ARTICLE 5
                           TRADEMARK USAGE GUIDELINES

         5.1 TRADEMARK USAGE GUIDELINES. Palm and its Subsidiaries and Authorized Dealers shall use the Licensed Marks only in a manner that is consistent with the Trademark Usage Guidelines.

         5.2 TRADEMARK REVIEWS. At 3Com's request, Palm agrees to furnish or make available for inspection to 3Com samples of all Palm Business Products and Collateral Materials of Palm, its Subsidiaries and Authorized Dealers that are marked with one or more of the Licensed Marks (to the extent that Palm has the right to obtain such samples). If Palm is notified or determines that it or any of its Subsidiaries or Authorized Dealers is not complying with any Trademark Usage Guidelines, it shall notify 3Com and the provisions of Article 6 and Section 4.3 shall apply to such noncompliance.

                                    ARTICLE 6
                      TRADEMARK USAGE GUIDELINE ENFORCEMENT

         6.1 INITIAL CURE PERIOD. If 3Com becomes aware that Palm or any Subsidiary or Authorized Dealer is not complying with any Trademark Usage Guidelines, 3Com shall notify Palm in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action for curing such noncompliance. Palm shall then have sixty (60) days with regard to noncompliance by Authorized Dealers and thirty (30) days with regard to noncompliance by Palm or any Subsidiary after receipt of such notice ("Guideline Initial Cure Period") to correct such noncompliance or submit to 3Com a written plan to correct such noncompliance which written plan is reasonably acceptable to 3Com.

         6.2 SECOND CURE PERIOD. If noncompliance with the Trademark Usage Guidelines continues beyond the Guideline Initial Cure Period, Palm and 3Com shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have thirty (30) days following the expiration of the Guideline Initial Cure Period to agree on corrective actions, and Palm shall have thirty (30) days from the date of an agreement of corrective actions to implement such corrective actions and cure or cause the cure of such noncompliance ("Second Guideline Cure Period").

         6.3 FINAL CURE PERIOD. If the noncompliance with the Trademark Usage Guidelines remains uncured after the expiration of the Second Guideline Cure Period, then at 3Com's election, Palm, or the noncomplying Subsidiary or Authorized Dealer, whichever is applicable, promptly shall cease using the noncomplying Collateral Materials until 3Com determines that Palm, or the noncomplying Subsidiary or Authorized Dealer, whichever is applicable, has demonstrated its ability and commitment to comply with the Trademark Usage Guidelines. Nothing in this Article 6 shall be deemed to limit Palm's obligations under Section 4.3 above or to preclude 3Com from exercising any rights or remedies under Section 4.3 above.

                                    ARTICLE 7
                                QUALITY STANDARDS

         7.1 GENERAL. Palm acknowledges that the Palm Business Products permitted by this Agreement to be marked with one or more of the Licensed Marks must continue to be of sufficiently high quality as to provide protection of the Licensed Marks and the goodwill they symbolize, and Palm further acknowledges that the maintenance of the high quality standards associated with such products is of the essence of this Agreement.

         7.2 QUALITY STANDARDS. Palm and its Authorized Dealers and Subsidiaries shall use the Licensed Marks only on and in connection with Palm Business Products that meet or exceed in all respects the Quality Standards.

         7.3 QUALITY CONTROL REVIEWS. At 3Com's request, Palm agrees to furnish or make available to 3Com for inspection sample Palm Business Products marked with one or more of the Licensed Marks. 3Com may also independently conduct customer satisfaction surveys to determine if Palm and its Subsidiaries and Authorized Dealers are meeting the Quality Standards. Palm shall cooperate with 3Com fully in the distribution of such surveys. In the event of a challenge by 3Com, 3Com shall, at the request of Palm, provide Palm with copies of customer surveys used by 3Com to determine if Palm is meeting the Quality Standards. If Palm is notified or determines that it or any of its Subsidiaries or Authorized Dealers is not complying with any Quality Standards, it shall notify 3Com and the provisions of Article 8 and
Section 4.3 shall apply to such noncompliance.

         7.4 PRODUCT DISCONTINUATION. If, at any time during or after the term of this Agreement, Palm discontinues the sale of a Palm Business Product that has been marked with one or more of the Licensed Marks, Palm shall substantially comply with the discontinuation procedure used by 3Com for such or similar products immediately prior to Separation Date.

                                    ARTICLE 8
                          QUALITY STANDARD ENFORCEMENT

         8.1 INITIAL CURE PERIOD. If 3Com becomes aware that Palm or any Subsidiary or Authorized Dealer sublicensee is not complying with any Quality Standards, 3Com shall notify Palm in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action for curing such noncompliance. Palm shall then have thirty (30) days after receipt of such notice ("Initial Cure Period") to correct such noncompliance or submit to 3Com a written plan to correct such noncompliance which written plan is reasonably acceptable to 3Com.

         8.2 SECOND CURE PERIOD. If noncompliance with the Quality Standards continues beyond the Initial Cure Period, Palm and 3Com shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have thirty (30) days following the expiration of the Initial Cure Period to agree on corrective actions, and Palm shall have thirty (30) days from the date of an agreement of corrective actions to implement such corrective actions and cure or cause the cure of such noncompliance ("Second Cure Period").

         8.3 FINAL CURE PERIOD. If the noncompliance with the Quality Standards remains uncured after the expiration of the Second Cure Period, then at 3Com's election, Palm, or the noncomplying Subsidiary or Authorized Dealer, whichever is applicable, promptly shall cease offering the noncomplying Palm Business Products under the Licensed Marks until 3Com determines that Palm, or the noncomplying Subsidiary or Authorized Dealer, whichever is applicable, has demonstrated its ability and commitment to comply with the Quality Standards. Nothing in this Article 8 shall be deemed to limit Palm's obligations under Section 4.3 above or to preclude 3Com from exercising any rights or remedies under Section 4.3 above.

                                    ARTICLE 9
                          PROTECTION OF LICENSED MARKS

         9.1 OWNERSHIP AND RIGHTS. To the extent not contrary to applicable law, Palm agrees not to challenge the ownership or validity of the Licensed Marks. Palm shall not disparage, dilute or adversely affect the validity of the Licensed Marks. Palm's use of the Licensed Marks shall inure exclusively to the benefit of 3Com, and Palm shall not acquire or assert any rights therein. Palm recognizes the value of the goodwill associated with the Licensed Marks, and that the Licensed Marks may have acquired secondary meaning in the minds of the public.

         9.2 PROTECTION OF MARKS. Palm shall assist 3Com, at 3Com's request and expense, in the procurement and maintenance of 3Com's intellectual property rights in the Licensed Marks. Palm will not grant or attempt to grant a security interest in the Licensed Marks, or to record any such security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to 3Com. Palm agrees to, and to cause its Subsidiaries to, execute all documents reasonably requested by 3Com to effect further registration of, maintenance and renewal of the Licensed Marks, recordation of the license relationship between 3Com and Palm, and recordation of Palm as a registered user. 3Com makes no warranty or representation that trademark registrations have been or will be applied for, secured or maintained in the Licensed Marks throughout, or anywhere within, the world. Palm shall cause to appear on all Palm Business Products, and all Collateral Materials, such legends, markings and notices as may be required by applicable law or reasonably requested by 3Com.

         9.3 SIMILAR MARKS. Palm agrees not to use or register in any country any Mark that infringes 3Com's rights in the Licensed Marks, or any element thereof. If any application for registration is, or has been, filed in any country by Palm which relates to any Mark that infringes 3Com's rights in the Licensed Marks, Palm shall immediately abandon any such application or registration or assign it to 3Com. To the extent not contrary to applicable law, Palm shall not challenge 3Com's ownership of or the validity of the Licensed Marks or any application for registration thereof throughout the world. Palm shall not use or register in any country any copyright, domain name, telephone number or any other intellectual property right, whether recognized currently or in the future, or other designation which would affect the ownership or rights of 3Com in and to the Licensed Marks, or otherwise to take any action which would adversely affect any of such ownership rights, or assist anyone else in doing so. Palm shall cause its Subsidiaries and Authorized Dealers to comply with the provisions of this
Section 9.3.

         9.4 INFRINGEMENT PROCEEDINGS. In the event that the Palm General Counsel learns of any infringement or threatened infringement of the Licensed Marks, or any unfair competition, passing-off or dilution with respect to the Licensed Marks, Palm shall notify 3Com or its authorized representative giving particulars thereof, and Palm shall provide necessary information and assistance to 3Com or its authorized representatives at 3Com's expense in the event that 3Com decides that proceedings should be commenced. Notwithstanding the foregoing, Palm is not obligated to monitor or police use of the Licensed Marks by Third Parties other than as specifically set forth in Section 4.3. 3Com shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings, relating to the use of the licensed trademarks by third parties. The decision whether to bring, maintain or settle any such proceedings shall be at the exclusive option and expense of 3Com, and all recoveries shall belong exclusively to 3Com. Palm shall not and shall have no right to initiate any such litigation, opposition, cancellation or related legal proceedings in its own name, but, at 3Com's request, agrees to be joined as a party in any action taken by 3Com to enforce its rights in the Licensed Marks. 3Com shall incur no liability to Palm or any other Person under any legal theory by reason of 3Com's failure or refusal to prosecute or by 3Com's refusal to permit Palm to prosecute, any alleged infringement by Third Parties, nor by reason of any settlement to which 3Com may agree.

                                   ARTICLE 10
                                   TERMINATION

         10.1 TERM. This Agreement shall remain in effect for a period of two (2) years from the Effective Date unless earlier terminated as provided below.

         10.2 VOLUNTARY TERMINATION. By written notice to 3Com, Palm may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by 3Com. Such notice shall specify the effective date of such termination and shall clearly specify any affected Licensed Marks, Palm Business Products or services.

         10.3 SURVIVAL. Any termination of licenses and rights of Palm under Section 10.2 shall not affect Palm's licenses and rights with respect to any Palm Business Products made or sold prior to such termination.

         10.4 OTHER TERMINATION. 3Com acknowledges and agrees that its rights to terminate the licenses granted to Palm hereunder are solely as set forth in Section 4.3 and Articles 6 and 8.

                                   ARTICLE 11
                               DISPUTE RESOLUTION

         11.1 MEDIATION. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement or the Ancillary Agreements, or the grounds for the termination hereof, appropriate senior executives (e. g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding ADR.

         11.2 ARBITRATION. Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Santa Clara County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

         11.3 COURT ACTION. Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

         11.4 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article 11 with respect to all matters not subject to such dispute, controversy or claim.

                                   ARTICLE 12
                             LIMITATION OF LIABILITY

         IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS OR ANY OTHER DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT J OF THE MASTER SEPARATION AND DISTRIBUTION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

         13.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL LICENSED MARKS AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR PROVIDED HEREUNDER ARE LICENSED OR PROVIDED ON AN "AS IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKE ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither 3Com nor any of its Subsidiaries makes any warranty or representation as to the validity of any Mark licensed by it to Palm or any warranty or representation that any use of any Mark with respect to any product or service will be free from infringement of any rights of any Third Party.

         13.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Licensed Marks. Neither party is required hereunder to furnish or disclose to the other any information (including copies of registrations of the Marks), except as specifically provided herein.

         13.3 INFRINGEMENT SUITS. Except as set forth in Section 4.3, (i) neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any of the Licensed Marks or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of the Licensed Marks and (ii) Palm shall not have any right to institute any action or suit against Third Parties for infringement of any of the Licensed Marks.

         13.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries, is obligated to (i) file any application for registration of any Mark, or to secure any rights in any Marks, (ii) to maintain any Mark registration, or (iii) provide any assistance, except for the obligations expressly assumed in this Agreement.

         13.5 ENTIRE AGREEMENT. This Agreement, the Master Separation and Distribution Agreement and the other Ancillary Agreements (as defined in the Master Separation and Distribution Agreement) and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. To the extent there is a conflict between this Agreement and the General Assignment and Assumption Agreement between the parties, the terms of this Agreement shall govern.

         13.6 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 11 above.

         13.7 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         13.8 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

                  if to 3Com :
                                    3Com Corporation
                                    5400 Bayfront Plaza
                                    Santa Clara, California 95052
                                    Attention:  General Counsel
                                    Fax:  (408) 326-6434

                  if to Palm:
                                    Palm, Inc.
                                    5470 Great America Parkway
                                    Santa Clara, California 95052
                                    Attention:  General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

         13.9 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party as long as such Person agrees to accept all the terms and conditions set forth herein. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         13.10 SEVERABILITY. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         13.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         13.12 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         13.13 COUNTERPARTS. This Agreement, including the Ancillary Agreements and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         WHEREFORE, the parties have signed this Trademark Ownership and License Agreement effective as of the date first set forth above.

3COM CORPORATION                            PALM, INC.


By:                                         By:
    --------------------------                   --------------------------


Name:                                       Name:
      ------------------------                     ------------------------


Title:                                      Title:
       -----------------------                      -----------------------

                                    EXHIBIT A
               TO MASTER TRADEMARK OWNERSHIP AND LICENSE AGREEMENT

                                 LICENSED MARKS


3Com


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